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                                                                       EXHIBIT 5

                                                               November 14, 1994

The Board of Directors
First Brands Corporation
83 Wooster Heights Road
Danbury, Connecticut 06813-1911

Re: First Brands Corporation
     Registration Statement on
     Form S-8 (No. 33-       )

Dear Sirs:

     I am the General Counsel to First Brands Corporation, a Delaware corporation (the 'Company'), and have acted as its counsel in connection with its Registration Statement on Form S-8 (the 'Registration Statement') being filed on the date hereof and relating to 1,090,000 shares (the 'Shares') of Common Stock, $0.01 par value per share (the 'Common Stock'), of the Company which may be offered and sold pursuant to the First Brands Corporation 1994 Performance Stock Option and Incentive Plan (the 'Plan') of the Company.

     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of rendering this opinion, including: (a) the Restated Certificate of
Incorporation of the Company; (b) the By-laws of the Company; (c) the Registration Statement; (d) resolutions adopted by the Board of Directors of the Company in respect of the Plan; and (e) the Plan.

     Based upon the foregoing, and assuming that the exercise price of any option granted under the Plan shall not be less than the par value of the Common Stock, I am of the opinion that the Shares have been duly authorized and will, when issued upon the exercise of options in accordance with provisions of the Plan, be validly issued, fully paid and nonassesable.

     I hereby consent to the reference to me under the caption 'Interest of Names Experts and Counsel' in the Registration

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Statement  and to the filing  of this opinion as Exhibit 5 to the
Registration Statement.

                                          Very truly yours,
                                          /s/ J. BRUCE IPE
                                          General Counsel

JBI/sc